Exhibit (a)(7)

                             THE LIPPER FUNDS, INC.

                              ARTICLES OF AMENDMENT
                             CHANGING NAME OF SERIES
                      PURSUANT TO MGCL SECTION 2-605(a)(4)


     The Lipper Funds, Inc., a Maryland corporation, having its principal office in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:


     FIRST: The Charter of the Corporation is hereby amended to provide that the name of the Lipper Merger Fund Fund series of Common Stock of the Corporation is changed to "Lipper Mergers Fund."

     SECOND: The amendment does not change the outstanding capital stock of the Corporation or the aggregate par value thereof.

     THIRD: The foregoing amendment to the Charter of the Corporation has been approved by the Board of Directors and is limited to a change expressly permitted by Section 2-605(a)(4) of the Maryland General Corporation Law.

     FOURTH: The Corporation is registered as an open-end investment management company under the Investment Company Act of 1940, as amended.


     FIFTH: These Articles shall become effective on May 1, 2002.



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     IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its Chairman of the Board and President and witnessed by its Secretary on this 30th day of April, 2002.



                                        THE LIPPER FUNDS, INC.


                                        By:    /S/  KENNETH LIPPER
                                               ---------------------------------
                                               Name:  Kenneth Lipper
                                               Title: Chairman of the Board
                                                      and President


ATTEST:


/S/ ABRAHAM BIDERMAN
-------------------------
Name:  Abraham Biderman
Title: Secretary


     THE UNDERSIGNED, the Chairman of the Board and President of The Lipper Funds, Inc. who executed on behalf of the Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges in the name and on behalf of the Corporation the foregoing Articles of Amendment to be the corporate act of the Corporation and hereby certifies to the best of his knowledge, information and belief the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.


                                               /S/  KENNETH LIPPER
                                               ---------------------------------
                                               Name:  Kenneth Lipper
                                               Title: Chairman of the Board
                                                      and President



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